UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 1, 2006

TASER International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16391 (Commission File Number)	86-0741227 (IRS Employer Identification No.)
17800 N. 85th St.
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)
(480) 991-0797
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Effective November 1, 2006, TASER International, Inc. (the “Company”) and JPMorgan Chase Bank, N.A. (the “Bank”) entered into an Amendment to Credit Agreement dated as of October 31, 2006 (the “Amendment”), which amends Section 5.2(B) of the Credit Agreement dated June 22, 2004 (the “Original Agreement”) between the Company and the Bank in order to permit the Company to acquire shares of its capital stock or other securities in an amount not to exceed $10,000,000 in the aggregate (inclusive of $2,200,000 acquired prior to the date of the Amendment, leaving $7,800,000 in the aggregate that may be acquired under this exception following the date of the Amendment) without the consent of the Bank. In addition, pursuant to the Amendment, the Bank waived the Company’s prior violation of Section 5.2(B) of the Original Agreement and any default caused thereby, which violation was caused by the Company’s acquisition of its capital stock in an amount equal to $2,200,000 in the aggregate.
This brief description of the Amendment is qualified by reference to the Amendment to Credit Agreement attached as Exhibit 10.17 to this report.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

10.17	Amendment to Credit Agreement dated as of October 31, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASER International, Inc.
By:	/s/ Daniel M. Behrendt
Date:	Daniel M. Behrendt, Chief Financial Officer November 6, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.17	Amendment to Credit Agreement dated as of October 31, 2006

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